Exhibit 21

FuelCell Energy, Inc.

Subsidiaries of the Registrant

Entity Name	State / Country of Incorporation
Allen Place FC, LLC *	Connecticut
Bridgeport Fuel Cell, LLC *	Virginia
Central CA Fuel Cell 2, LLC *	Delaware
Dedicated Power Partners, LLC *	Delaware
Derby Fuel Cell, LLC *	Connecticut
Derby Fuel Cell Holdco, LLC *	Delaware
DFC ERG CT, LLC *	Connecticut
FCE Carbon Recovery 1, LLC *	Delaware
FCE Carbon Recovery 2, LLC *	Delaware
FCE Carbon Recovery 3, LLC	Delaware
FCE FuelCell Energy Ltd. *	Canada
FCE Korea Ltd. *	South Korea
FCE Project Holding Co. 1, LLC *	Delaware
FCE Time to Power 1, LLC *	Delaware
FCE Time to Power 2, LLC *	Delaware
FCE Time to Power 3, LLC *	Delaware
FCE Time to Power 4, LLC *	Delaware
FCE Torrington CR 1, LLC *	Delaware
FuelCell Energy Derby Finance Holdco, LLC *	Delaware
FuelCell Energy EU B.V *.	Netherlands
FuelCell Energy Finance Holdco, LLC *	Delaware
FuelCell Energy Finance, LLC *	Connecticut
FuelCell Energy Finance II, LLC *	Connecticut
FuelCell Energy Japan G.K. *	Japan
FuelCell Energy Opco Finance 1, LLC *	Delaware
FuelCell Energy RNG, LLC *	Delaware
FuelCell Energy Solutions GmbH *	Germany
FuelCell Energy Spain, S.L. *	Spain
FuelCell YT Holdco, LLC *	Delaware
Groton Fuel Cell 1, LLC *	Connecticut
Groton Station Fuel Cell Holdco, LLC *	Delaware
Groton Station Fuel Cell, LLC *	Connecticut
Homestead Fuel Cell 1, LLC *	Connecticut
IPB Fuel Cell 1, LLC *	Delaware
IPB Fuel Cell 1, LLC *	Delaware
Long Beach Trigen, LLC *	Delaware
New Britain Renewable Energy, LLC *	Delaware
Riverside Fuel Cell, LLC *	Delaware
San Bernardino Fuel Cell, LLC *	Delaware
SCEF1 Fuel Cell, LLC *	Connecticut
SCEF2 Fuel Cell, LLC *	Connecticut
SCEF3 Fuel Cell, LLC *	Connecticut
SRJFC, LLC *	Delaware
TRS Fuel Cell, LLC *	Connecticut
UCSD Fuel Cell, LLC*	Delaware
Versa Power Systems, Inc. *	Delaware
Versa Power Systems Ltd. *	Canada
Yaphank Fuel Cell Park, LLC *	New York
YTBFC Holdco, LLC *	Delaware

* These entities are wholly-owned (direct or indirect) subsidiaries of FuelCell Energy, Inc.